UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 6, 2006

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2006, the Company received a Nasdaq Staff Determination Letter, indicating that the Company has failed to comply with the minimum $35,000,000 market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B)(ii) and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market unless the Company requests a hearing and appeals the determination.

The Company has requested a hearing before a NASDAQ Listing Qualifications Panel to review the above Nasdaq staff determination. The hearing request will stay the suspension of the Company's securities on The Nasdaq Capital Market until the Panel issues its decision following the hearing. There can be no assurance the Panel will grant the Company’s request for continued listing.

On October 6, 2006, Familymeds Group, Inc. issued a press release announcing the Nasdaq letter. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated October 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer, President and Chairman of the Board

Dated: October 12, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release dated October 6, 2006